UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2009

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150110	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

114 West Magnolia Street, Suite 437, Bellingham, Washington	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (360) 392-2828

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2009, we entered into a financial advisory agreement with Network 1 Financial Securities, Inc. Pursuant to the terms of the agreement, Network 1 Financial Securities, Inc. will assist our company in financings and acquisitions. The term of the agreement is for a period of six months. In consideration for Network 1 Financial Securities, Inc.’s services, we have agreed to issue 100,000 restricted shares of our common stock to Network 1 Financial Securities, Inc.

Item 3.02 Unregistered Sales of Equity Securities

Effective April 1, 2009, we issued 100,000 restricted shares of our common stock to shares to Network 1 Financial Securities, Inc. under the terms of a financial advisory agreement.

All of the shares were issued to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant

On April 1, 2009, Hsi Chun Chiang, our former president, transferred 24,395,000 restricted shares of our common stock to Paul Young, our current president. The shares were transferred in accordance with a share transfer agreement dated April 1, 2009. Mr. Young purchased the shares from personal funds in the amount of $243.95. Mr. Young now owns 63.09% of the issued and outstanding shares of our company.

Item 9.01 Financial Statements and Exhibits

10.1	Financial Advisory Agreement dated April 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE CANADA CHINA ENVIRONMENT INC.

/s/ Paul Young
Paul Young
President and Director

Date: April 7, 2009